Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stand-Alone Inducement Stock Options Grant of Alpine Immune Sciences, Inc. of our report dated March 18, 2021, with respect to the consolidated financial statements of Alpine Immune Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Seattle, Washington
August 10, 2021